                                                                    EXHIBIT 23.4

                  Consent of Independent Certified Accountants

         We have issued our report dated February 8, 1996, accompanying the financial statements of Benson Financial Corporation and Subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

                                                     /s/ Grant Thornton LLP

Dallas, Texas
April 12, 1996